Exhibit 99.01

MacroSolve Issues Letter to Shareholders

TULSA, OK -- (Marketwire) -- 09/18/12 -- MacroSolve, Inc., (PINKSHEETS: MCVE) (OTCQB: MCVE) ("MacroSolve," or the "Company"), a leading provider of mobile technology intellectual property today announced it has issued a Letter to Shareholders.

Shareholders and prospective investors may view the letter in full on the Investors Page at www.macrosolve.com/investors

The letter provides updates on significant developments at the Company including:

•	An advantageous sale of the Illume Mobile business unit to Decision Point Systems Inc.

•	Significant reduction of MacroSolve overhead.

•	Cash flow positive expectations in the third quarter of 2012.

•	Profitability in the fourth quarter of 2012.

•	The launch of a new strategy that will result in favorable returns for shareholders.

•	The offering of intellectual property and corporate experience in new ventures.

About MacroSolve

Founded in 1997, MacroSolve is heralded for its robust IP portfolio, while advancing throughout the mobile apps era by innovating key technologies that have laid the foundation for apps and next-gen developers. Today, MacroSolve is empowering a new era of mobile innovators seeking advisory services and IP strength from a source of experience.

Visit MacroSolve at www.macrosolve.com.

Safe Harbor Statement

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Company Contact
MacroSolve, Inc.
info@macrosolve.com